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                       MORGAN STANLEY DEAN WITTER ADVISORS
                             Two World Trade Center
                            New York, New York 10048



                                  May 19, 1999




Discover Brokerage Index Series
Two World Trade Center
New York, New York 10048

Gentlemen:

         We are purchasing from you today 10,000 shares of beneficial interest of your Discover Brokerage Index Series - Discover Brokerage S&P 500 Fund, of $0.01 par value, at a price of $10.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

         We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.


                                             Very truly yours,

                                             MORGAN STANLEY DEAN WITTER
                                             ADVISORS INC.


                                             By: /s/ Mitchell M. Merin
                                                 ------------------------------
                                                 Mitchell M. Merin
                                                 President and Chief Executive
                                                 Officer